Exhibit 3.13

Sec. 180.0202 Wis. Stats.	State of Wisconsin Department of Financial Institutions

ARTICLES OF INCORPORATION – STOCK FOR-PROFIT CORPORATION

Executed by the undersigned for the purpose of forming a Wisconsin for-profit corporation under Ch. 180 of the Wisconsin Statutes:

Article 1.       Name of the corporation:          South Lake Park, Inc.

Article 2.       The corporation is organized under Ch. 180 of the Wisconsin Statutes.

Article 3.       The corporation shall be authorized to issue           1,000               shares.
(see FEE information in the instructions)

Article 4.       Name of the initial registered agent:    CT Corporation System

Article 5.

Street address of the initial registered
office: (The complete address, including
street and number, if assigned, and ZIP
code. P O Box address may be included
as part of the address, but is insufficient
alone.)

44 East Mifflin Street Madison, Wisconsin 53703

Article 6. Other provisions (OPTIONAL):	JUN 06 12:00PM
	#. #
	156980 DCORP 90	90.00

2000 JUN – 6 AM 10:47

FILING FEE - $90.00, or more SEE instructions, suggestions, and procedures on following pages.

1 of 3

Article 7.   Name and complete address of each incorporator:

James A. Moehling *
Hill  & Simpson, P.C.
Sears Tower — 85th Floor
Chicago, IL 60606

* (Not  a shareholder, director, officer or employee)

/s/ James A. Moehling
Incorporator’s signature	Incorporator’s signature

This document was drafted by     James A. Moehling

(Name the individual who drafted the document)

OPTIONAL – Second choice corporate name if first choice is not available:

INSTRUCTIONS (Ref. sec. 180.0202 Wis. Stats. for document content)

Submit one original and one exact copy to Dept. of Financial Institutions, P O Box 7846, Madison WI, 53707-7846, together with a FILING FEE of $90.00, or more, payable to the department. (If sent by Express or Priority U.S. mail, address to 345 W. Washington Ave., 3rd Floor, Madison WI, 53703). The original must include an original manual signature, per sec. 180.0120(3)(c), Wis. Stats.  This document can be made available in alternate formats upon request to qualifying individuals with disabilities. Upon filing, the information in this document becomes public and might be used for purposes other than that for which it was originally furnished. If you have any questions, please contact the Division of Corporate & Consumer Services at 608-261-7577. Hearing-impaired may call 608-266-8818 for TDY.

Article 1. The name must contain “corporation”, “incorporated”, “company”, or “limited” or the abbreviation “corp.”, “inc.”, “co.” or “ltd.” or comparable words or abbreviations in another language. If you wish to provide a second choice name that you would accept if your first choice is not available, enter it in the “Optional” area on page 2.

Article 2. This statement is required by sec. 180.0202(l)(a).

Article 3. Some quantity of shares must be authorized. For the minimum filing fee, up to 9,000 shares may be authorized. If more than one class of shares is authorized, state the designation of each class, and the number of shares of each class that the corporation is authorized to issue.

2 of 3

ARTICLES OF INCORPORATION
Stock, For-Profit Corporation

James A. Moehling Hill & Simpson, P.C. Sears Tower – 85th Floor Chicago, IL 60606	STATE OF WISCONSIN FILED
JUN 12 2000
DEPARTMENT OF FINANCIAL INSTITUTIONS

Your return address and phone number during the day: (312) 876 - 0200

INSTRUCTIONS (Continued)

Articles 4 & 5. The corporation must have a registered agent located at a registered office in Wisconsin. The address of the registered office is to describe the physical location where the registered agent maintains their business office. Provide the street number and name, city and ZIP code in Wisconsin. P O Box addresses may be included as part of the address, but are insufficient alone. The corporation may not name itself as its own registered agent.

Article 6. This space is provide for insertion of any desired material, such as grant or limit of preemptive rights, or other information not inconsistent with law.

Article 7. Print or typewrite the name and complete address of each incorporator. At least one incorporator is required to sign the document, although all incorporators may sign.

If the document is executed in Wisconsin, sec. 182.01(3), Wis. Stats., provides that it shall not be filed unless the name of the drafter (either an individual or a governmental agency) is printed in a legible manner. If the document is not executed in Wisconsin, enter that remark.

No certificate of incorporation will be issued. The “FILED” endorsement applied to this document by the Department of Financial Institutions is evidence that the articles of incorporation have been accepted. One or more “Received” endorsements may appear on the document, but do not indicate its acceptance for filing.

This document may declare a delayed effective date. To do so, enter a remark under Article 6: “This document has a delayed effective date of  (enter the future date) .” The delayed effective date may not be before, or more than 90 days after, the document is received by the Department of Financial Institutions for filing.

FILING FEE - Minimum fee is $90.00 which is sufficient to authorized 9,000 shares. If the articles authorized the issuance of more than 9,000 shares, provide an additional filing fee equal to 1 cent for each additional share over 9,000. Shares may be, but are not required to be, designated as with or without a par value.

3 of 3

Sec. 180.1006 Wis. Stats.
00 AUG 21 PM 2:27

State of Wisconsin
Department of Financial Institutions

ARTICLES OF AMENDMENT – STOCK, FOR-PROFIT CORPORATION

A.    The present corporate name (prior to any change effected by this amendment) is:

South Lake Park, Inc.

Text of Amendment (Refer to the existing articles of incorporation and the instructions on the reverse of this form. Determine those items to be changed and set forth the number identifying the paragraph in the articles of incorporation being changed and how the amended paragraph is to read.)

RESOLVED, THAT the articles of incorporation be amended as follows:

Article 1. is amended by changing the name of the corporation to East Lake Park, Inc.

AUG 21 12:00 PM #. A 156852 DCORP 40 40.00 AUG 21 12:00 PM #. B 156852 EXPED 25 25.00

FILING FEE - $40.00, or more SEE instructions, suggestions and procedures on following pages.

1 of 3

B. Amendment(s) adopted on June 28, 2000

(Indicate the method of adoption by checking (X) the appropriate choice below.)

☐  In accordance with sec. 180.1002, Wis. Stats. (By the Board of Directors)

OR

☐  In accordance with sec. 180.1003, Wis. Stats. (By the Board of Directors and Shareholders)

OR

☒  In accordance with sec. 180.1005, Wis. Stats. (By Incorporators or Board of Directors, before issuance of shares)

C. Executed on	August 10, 2000	/s/ Hal H. Barber
Title:	(Date) ☐ President ☐ Secretary	(Signature)
or other officer title	Vice President	Hal H. Barber
(Printed name)
This document was drafted by	James A. Moehling
(Name the individual who drafted the document)

INSTRUCTIONS (Ref. sec. 180.1006 Wis. Stats. for document content)

Submit one original and one exact copy to Dept. of Financial Institutions, P O Box 7846, Madison WI, 53707-7846, together with a FILING FEE of $40.00 or more, payable to the department. (If sent by Express or Priority U.S. mail, address to 345 W. Washington Ave., 3rd Floor, Madison WI, 53703). This document can be made available in alternate formats upon request to qualifying individuals with disabilities. The original must include an original manual signature, per sec. 180.0120(3)(c), Wis. Stats. Upon filing, the information in this document becomes public and might be used for purposes other than that for which it was originally furnished. If you have any questions, please contact the Division of Corporate & Consumer Services at 608-261-7577. Hearing-impaired may call 608-266-8818 for TDY.

2 of 3

ARTICLES OF AMENDMENT – Stock, For-Profit Corporation

James A. Moehling McBride Baker & Coles 500 West Madison Street, 40th Floor Chicago, IL 60661	STATE OF WISCONSIN FILED
AUG 22 2000
DEPARTMENT OF FINANCIAL INSTITUTIONS

Your return address and phone number during the day: (312) 715 - 5721

INSTRUCTIONS (Continued)

A.       State the name of the corporation (before any change effected by this amendment) and the text of the amendment(s). The text should recite the resolution adopted (e.g., “Resolved, that Article 1 of the articles of incorporation be amended to read: ……... (enter the amended article). If an amendment provides for an exchange, reclassification or cancellation of issued shares, state the provisions for implementing the amendment if not contained in the amendment itself.

B.        Enter the date of adoption of the amendment(s). If there is more than one amendment, identify the date of adoption of each. Mark (X) one of the three choices to indicate the method of adoption of the amendment(s).

By Board of Directors – Refer to sec. 180.1002 for specific information on the character of amendments that may be adopted by the Board of Directors without shareholder action.

By Board of Directors and Shareholders – Amendments proposed by the Board of Directors and adopted by shareholder approval. Voting requirements differ with circumstances and provisions in the articles of incorporation. See sec. 180.1003, Wis. Stats., for specific information.

By Incorporators or Board of Directors — Before issuance of shares — See sec. 180.1005, Wis. Stats., for conditions attached to the adoption of an amendment approved by a vote or consent of less than 2/3rds of the shares subscribed for.

C.        Enter the date of execution and the name and title of the person signing the document. The document must be signed by one of the following: An officer of the corporation (or incorporator if directors have not been elected), or a court-appointed receiver, trustee or fiduciary. A director is not empowered to sign.

If the document is executed in Wisconsin, sec. 182.01(3) provides that it shall not be filed unless the name of the person (individual) who drafted it is printed, typewritten or stamped thereon in a legible manner. If the document is not executed in Wisconsin, enter that remark.

FILING FEE – Minimum fee is $40.00. If the amendment increases the number of authorized shares, provide an additional fee of 1 cent for each newly-authorized share.

3 of 3